Exhibit 99.1

DecisionPoint Systems Announces Second Quarter 2021 Results

Strengthened Balance Sheet with Reduced Debt by $2.4 million

IRVINE, California -August 17, 2021- DecisionPoint Systems, Inc. (OTCQB: DPSI), today announced financial results for the second quarter of 2021.

Second Quarter 2021 Highlights

•	Sales for the second quarter of 2021 were $15.2 million, a slight decrease of $0.5 million, or 3.1% from the second quarter of 2020. The decrease was driven by lower hardware sales, in part due to significant hardware upgrades that occurred in the prior year period from one of our largest customers and supply chain issues impacting product availability in the second quarter of 2021 and. The supply shortage will likely affect hardware sales over the remainder of the year. The decrease in sales were partially offset by $2.9 million in sales from ExtenData, a business we acquired in December 2020.

•	Overall gross margin decreased 200 basis points primarily due to higher costs for hardware sales coupled with a lower gross margin for professional services associated with an increase in fixed payroll and benefits costs as compared to the same prior year period. Additional investments were made in the first half of 2021 for new managed services offerings requiring additional headcount to grow our professional services business which we expect to increase overall gross margins in the future.

•	Net income for the second quarter of 2021 was $0.2 million, or $0.01 per diluted share, compared with net income of $1.0 million, or $0.06 per diluted share in the second quarter of 2020. The decrease in net income was primarily due to an increase in SG&A costs associated with ExtenData operations that were acquired in December 2020.

•	EBITDA decreased 54.4% to $0.5 million for the second quarter of 2021 versus the second quarter of 2020.

“We are pleased with our results for the first half of 2021. Due to the lumpy nature of our business, a comparison to the first half of 2020, the best first half in our recent history, would be a challenging one. With that being said, we continue to grow our professional services business which grew to $7.7 million, or 25%, as compared to the first half of 2020 and we generated cash flows from operations of $2.5 million. We further strengthened our financial position by securing a new line of credit of $9.0 million in July reducing our interest rate to 2.75% in the process. Additionally, we strengthened our balance sheet with a reduction in long-term debt which has reduced our interest expense by 242%”, said Steve Smith, Chief Executive Officer. “We are seeing sales growth in our expanded portfolio of mobility-first enterprise services and solutions. Operationally, we’ve gained momentum from the integration of recently acquired ExtenData while expanding our geographic presence into the Rocky Mountain and Southwest Regions. It remains our plan to continue our growth in professional services and target acquisitions that would allow us to further expand into new regions and product offerings. I remain excited by the organic and inorganic growth opportunities we are pursuing and am confident it will fuel our growth in the second half of 2021 and into 2022 and beyond.”

Balance Sheet and Liquidity

Our cash and accounts receivable were $14.2 million at June 30, 2021, compared to $18.4 million at December 31, 2020. Cash provided by operations in the first half of 2021 was $2.5 million, as compared to $1.3 million in the first half of 2020. Overall debt is lower by $2.4 million than it was at the beginning of the year. At June 30, 2021, we had no borrowings under the line of credit.

Conference Call Information

A conference call to discuss these financial results is scheduled for today, August 17, 2021, at 4:30 p.m. ET (1:30 p.m. PT). Investors, analysts, and all parties interested in listening to the call are invited to dial (877) 407-3982 (domestic) or (201) 493-6780 (international) at 4:25 p.m. ET (1:25 p.m. PT). The conference call will also be available to interested parties through a live webcast at http://public.viavid.com/index.php?id=146343. Please log in at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until August 24, 2021, by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) and entering the conference identification number: 13722554. Please note participants must enter the conference identification number in order to access the replay.

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by forward-looking statements. Forward-looking statements in this press release may include statements about our plans to obtain funding for our current and proposed operations and potential acquisition and expansion efforts; the ultimate impact of the COVID-19 pandemic, or any other health epidemic, on our business, our clientele or the global economy as a whole; debt obligations of the Company; our general history of operating losses; our ability to compete with companies producing products and services; the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology; the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to develop and maintain our corporate infrastructure, including our internal controls; our ability to develop innovative new products; and our financial performance. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

Investor Relations Contact:
Carol Arakaki

ir@decisionpt.com

DecisionPoint Systems, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$2,967	$2,005
Accounts receivable, net	11,235	16,438
Inventory, net	1,136	884
Deferred costs	1,964	1,744
Prepaid expenses and other current assets	343	67
Total current assets	17,645	21,138
Operating lease assets	457	583
Property and equipment, net	742	751
Deferred costs, net of current portion	1,727	2,097
Deferred tax assets	1,991	1,973
Intangible assets, net	4,112	4,663
Goodwill	8,128	8,128
Other assets	22	22
Total assets	$34,824	$39,355
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,122	$12,852
Accrued expenses and other current liabilities	2,852	2,807
Deferred revenue	6,478	4,617
Line of credit	—	1,206
Due to related parties	59	34
Current portion of operating lease liabilities	269	261
Total current liabilities	17,780	21,777
Deferred revenue, net of current portion	2,811	3,140
Long-term debt	150	1,361
Noncurrent portion of operating lease liabilities	203	340
Other liabilities	437	873
Total liabilities	21,381	27,491
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 13,882 and 13,576 shares issued and outstanding, respectively	14	14
Additional paid-in capital	38,305	38,229
Accumulated deficit	(24,876)	(26,379)
Total stockholders’ equity	13,443	11,864
Total liabilities and stockholders’ equity	$34,824	$39,355

DecisionPoint Systems, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales:
Product	$11,574	$12,667	$23,497	$27,762
Service	3,595	2,986	7,744	6,178
Net sales	15,169	15,653	31,241	33,940
Cost of sales:
Product	9,208	9,945	18,657	22,019
Service	2,465	1,790	5,250	3,685
Cost of sales	11,673	11,735	23,907	25,704
Gross profit	3,496	3,918	7,334	8,236
Operating expenses:
Sales and marketing expense	1,910	1,336	3,799	2,980
General and administrative expenses	1,474	1,084	3,094	2,232
Total operating expenses	3,384	2,420	6,893	5,212
Operating income	112	1,498	441	3,024
Interest expense	21	72	50	171
Gain on extinguishment of debt	—	—	(1,211)	—
Other income	—	(10)	—	(10)
Income before income taxes	91	1,436	1,602	2,863
Income tax (benefit) expense	(79)	421	99	819
Net income and comprehensive income attributable to common stockholders	$170	$1,015	$1,503	$2,044
Earnings per share attributable to stockholders:
Basic	$0.01	$0.07	$0.11	$0.15
Diluted	$0.01	$0.06	$0.10	$0.13
Weighted average common shares outstanding
Basic	13,882	13,576	13,826	13,576
Diluted	14,784	15,642	15,294	15,642

DecisionPoint Systems, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$1,503	$2,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	715	378
Gain on extinguishment of debt	(1,211)	63
Amortization of deferred financing costs and note discount	25	48
Share-based compensation expense	74	762
Deferred income taxes, net	(18)	3
Changes in operating assets and liabilities:
Accounts receivable	5,203	(4,608)
Inventory, net	(252)	3,493
Deferred costs	150	101
Prepaid expenses and other current assets	(301)	26
Other assets, net	—	—
Accounts payable	(4,730)	(1,343)
Accrued expenses and other current liabilities	(221)	(71)
Due to related parties	25	(16)
Operating lease liabilities	(3)	(43)
Deferred revenue	1,532	451
Net cash provided by operating activities	2,491	1,288
Cash flows from investing activities
Cash paid for acquisitions	(170)	—
Purchases of property and equipment	(155)	(51)
Net cash used in investing activities	(325)	(51)
Cash flows from financing activities
Line of credit, net	(1,206)	(2,070)
Repayment of term debt	—	(125)
Proceeds from issuance of term debt	—	1,211
Proceeds from exercise of stock options	2	—
Net cash used in financing activities	(1,204)	(984)
Change in cash	962	253
Cash, beginning of period	2,005	2,620
Cash, end of period	$2,967	$2,873

Non-GAAP Financial Measure:

This press release includes information relating to EBITDA which the Securities and Exchange Commission has defined as a "non-GAAP financial measure." EBITDA is defined as net income before interest expense, net, income tax expense, and depreciation and amortization (EBITDA). We believe EBITDA may provide investors with useful information of how our current primary operating results relate to our historical performance. The non-GAAP financial measure provided is not meant to be considered as a substitute for GAAP financials. We caution investors that amounts presented in accordance with our definitions of EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies calculate EBITDA in the same manner.

The following is a reconciliation of net income to EBITDA (unaudited and in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Net Income to EBITDA
Net income	$170	$1,015	$1,503	$2,044
Interest expense	21	72	50	171
Income tax (benefit) expense	(79)	421	99	819
Depreciation and amortization (1)	355	203	715	378
EBITDA	$467	$1,025	$2,367	$3,412

(1)	Recorded within general and administration expenses and cost of sales within our Unaudited Condensed Consolidated Statements of Income and Comprehensive Income.